Exhibit 10.8

Credit Contract 2021-002

Working capital guarantee loan contract

Contract No.: 8061120240006259

Lender: Zhejiang river be close to peaceful agriculture village discuss line of business silver Line Stock portion have limit state-owned take charge of

Borrower: Hangzhou an ancient administrative division new son light electricity a branch of academic or vocational study skill have limit state-owned take charge of

Guarantor: Hangzhou Linan Se Financing Guarantee Co., LTD

bail:

bail:

By consensus of the lender, borrower and guarantor, this contract is signed in accordance with the relevant national laws, regulations and rules.

Article 1 Amount, Type and purpose of the loan: The lender agrees to issue a loan of RMB (in words) to the borrower Hundred million first whole The type of loan is Short-term loan, the purpose of the loan (no repayment of the loan).

Article 2 Term of loan: The term of loan in this contract is from 2 0 2 4 year 0 2 moon 2 7 sun rise to 2 0 2 5 year 0 2 moon 2 5 Dan stop. In case of any inconsistency between the actual loan date and maturity date and the above agreement, the loan IOU shall prevail.

Article 3 Interest rate of loan: The interest rate of loan in this contract is calculated by the single interest method, which shall be determined according to the following method (2).(If options is involved, type √) in front of the option

(1) The interest rate of this contract shall be the one-year term announced on the natural day before the effective date of the contract

☐ other______LPR (plus / minus) basis points are determined (LPR, namely the loan market quoted interest rate announced by the National Interbank Lending Center, 1 basis point =0.01%, the same below), subject to the loan IOU. During the term of the loan, the loan interest rate shall not be adjusted.

(2) The interest rate of each loan under this contract shall be based on the latest term ☑ 1 year for more than 5 years announced on the natural date of the date of the contract______LPR plus (plus / minus) 205.000000 basis points, subject to the loan IOU. During the term of the loan, the interest rate of each loan shall be adjusted according to the following ① _, and the lender shall not notify the borrower and the guarantor any further:

① The borrowing interest rate of a single loan is not adjusted, and the interest is not calculated in sections.

② Thought interest rate heavy pricing cycle, adjustment day for the loan in the corresponding day of the month, adjust no corresponding day, to the last day of the month for the adjustment, the adjustment before a natural day has announced the latest issue of this article (2) of the selected term of LPR for the new pricing benchmark, add (minus) basis point.

(3) Other:____

The calculation formula of the loan interest rate under this contract is as follows: monthly interest rate = annual interest rate 12; daily interest rate = annual interest rate 360. Article 4 Loan issuance and payment:

(1) Conditions for the withdrawal. For the withdrawal under this Contract, the Borrower shall meet the following conditions: 1. The Borrower has not violated its obligations and responsibilities under this Contract; 2. The financial condition of the Borrower has no adverse changes that may harm, delay or prevent the performance of its obligations and liabilities under this Contract; 3. No default under this Contract; 4. the guarantee is valid and the guarantor has not changed adversely to the Lender; 5. The Borrower has opened the Lender; 6. Other conditions required by the Lender:__________

The Borrower understands and accepts the suspension of the borrower's withdrawal request due to the influence of national policies, macro-control and regulatory requirements, etc.

(2) Issuance of loans. If the borrower applies for withdrawal from the lender before using the money, the lender considers that it complies with this contract

If the withdrawal conditions are set, the loan funds shall be transferred to the agreed borrower's account.

(3) Payment of loans.1. Entrusted payment. The single payment amount of the loan fund exceeds that amount_伍拾_RMB, ten thousand yuan (in words),Adopt the entrusted payment method of the lender. The lender shall pay the borrower's power of attorney and the corresponding payment voucher and business cooperation

With the same supporting materials, the loan funds shall be paid to the borrower through the borrower's account after the examination and approval; 2. Independent payment. If it does not meet the conditions of the entrusted payment method of the lender, the borrower shall adopt the independent payment method. The borrower shall provide, concerning the payment of the loan funds, to the lender within 30 days after the use of the loan funds, and summarize and report the payment of the loan funds. The Lender has the right to check whether the loan payment conforms through the account analysis, the voucher inspection, the field investigation and the other means, the borrower shall negotiate with the Lender or the Lender has the right to change the payment method and stop the payment and payment of the loan funds.

Article 5 Repayment method: The repayment method agreed in this contract is by press____Month (month, quarter or year), the 20th day of each month (last month or last month) is the settlement date, and the next day is the payment date. Late interest payment shall be deemed as a breach of contract. The principal shall be repaid in a lump sum upon the expiration of the loan term, and the interest shall be cleared along with the principal. But if the electronic data and vouchers generated by electronic banks such as online bank have specially agreed on the repayment method of the loan, the repayment method of the loan is adopted according to this agreement.

Article 6 the borrower promises: (1) the borrower shall be approved and registered by the administrative department for industry and commerce or the competent authority according to law, The loan complies meet the requirements of laws and regulations; (2) Good credit status of the borrower and its legal representative, shareholders and senior management personnel, No major bad record; (III) Timely provide the Lender with documents and vouchers related to the issuance, payment and use of the loan funds under this Contract, And the data, documents, data and information provided are true, accurate, complete, legal and effective; (4) Cooperate with the lender in the payment management, Accept on-site and off-site investigations by the lender; (5) the guarantor loses part or all of the guarantee capacity, In case of suspension, closure, bankruptcy, dissolution, revocation of business license, cancellation, merger (merger or acquisition) or serious operating loss, It is obliged to inform the lender in time and provide the guarantee approved by the Lender in time according to the requirements of the lender; (VI) All transactions concluded by the Borrower and its affiliated parties shall be conducted on the principle of good faith, fairness and not directly or indirectly harming the interests of the Lender under this Contract; (7) where the borrower has multiple debts with the lender, The lender may independently decide the order of repayment of each debt; (8) Timely notify the loan in the event of major adverse matters affecting the solvency

A person.

Article 7 Mode of guaranty: The guarantor voluntarily provides a guarantee for all the creditor's rights of the Lender incurred under this Contract. The guarantee method is the joint and several liability guarantee. Each guarantee world, whether provided at the same time or respectively, is a joint guarantee relationship.

Article 8 Warranty period: The guarantee period shall be three years from the date of expiration of the loan term. If the lender recovers the undue loan in advance according to the contract, the expiration shall be regarded as the loan term. If the loan is extended, the guarantor shall continue to bear joint and several liability, and the guaranty period shall be three years from the expiration date of the loan term after the extension.

Article 9 Scope of guaranty and guaranty: The scope of guaranty shall be the loan principal, interest (including penalty interest, compound interest, interest on the debt during the delay of performance specified in the effective legal documents), liquidated damages, damages and the expenses for realizing the creditor's rights and security rights. The expenses for realizing creditor's rights and security rights include legal costs, attorney's fees, travel expenses and other reasonable expenses.

Article 10 the guarantor promises: (1) the materials provided to the lender are true, complete and effective; (2) Good credit status of the guarantor and its legal representative, shareholders and senior management personnel, No major bad record; (III) To sign this Contract or perform its obligations hereunder, It has fulfilled the necessary procedures in accordance with the internal rules and regulations such as laws and regulations and the articles of association; (4) There are no other effective defects or possible material adverse changes in the guarantee guarantee; (5) Contracting, entrusted operation, trusteeship, lease, reduction of registered capital occurs during the loan period, Notify the Lender in writing one month prior, And implement the guarantee measures or debt repayment plan approved by the lender; During the period of loan, joint venture, merger, merger, division, transfer, shareholding reform, The written consent of the lender is required; (6) Change the enterprise name, legal representative, shareholder, domicile or business scope and other industrial and commercial registration items, Inform the Lender in writing one month before the change date.

Article 11 special provisions: (1) if the contract is confirmed to be invalid, invalid, invalid, partially invalid or revoked or discharged, the guarantor agrees to assume joint and several liability for the debts of the borrower caused by the return of property or compensation for losses.

(II) If the interest rate is increased in accordance with Article 3 of this Contract, the guarantor agrees to press the interest increase due to the increase of the interest rate

The guaranty clause of this contract shall bear the joint and several guaranty liability.(3) If the lender transfers the creditor's rights according to law, the guarantor shall still bear the joint and several guaranty liability as agreed herein.(4) the lender creditor's rights such as another guarantee and / or guarantee, whether the guarantee is provided by the borrower or provided by the third party, when the lender claims the creditor, the lender can guarantee creditor's rights or require the guarantor bear joint guaranty liability, can also require the guarantor and the guarantee liability, the same security in security order, the guarantor of this contract agrees to all joint liability for claims to this contract.(5) The guarantor undertakes to pay close attention to the operation of the borrower. If the borrower is bankrupt, it is presumed that the guarantor knows or should know of the bankruptcy behavior of the borrower, and the guarantor shall exercise the right of recourse in advance.

Article 12 Loan extension: If the borrower needs to extend the term of the loan, it shall apply to the lender in writing before the maturity date of the loan. With the consent of the lender and the guarantor, the lender, the borrower and the guarantor shall sign a separate loan extension and repayment agreement. After the extension of the loan, when the extension term of the loan and the original term reaches the new interest rate term level, the interest rate shall be determined at the new term level interest rate from the date of the extension.

Article 13 any of the following circumstances shall constitute a breach of contract or risk events: (1) failing to repay the loan principal on time or failing to pay the interest on time or failing to repay the principal and interest of the loan according to the repayment method specially agreed in the IOU; (2) failing to use the loan according to the agreed purpose of the loan; (3) Failing to pay the loan funds in the agreed way; (IV) Failure to comply with the commitments hereof; (5) failing to pay off other debts due due to the lender on schedule; (6) failing to pay off the debts due of any other financial institution or a third party on schedule; (7) experiencing events such as property looting; (8) being involved in a major adverse lawsuit; (9) being imposed a major administrative penalty by an administrative organ; (10) suspending production and closing business due to poor operation; (11) concealing the financial status and business status of the enterprise or withdrawing funds (this); (12) Contracting, entrusted operation, trusteeship, lease, joint venture, merger, merger, division, transfer, joint-stock reform or reduction of registered capital without the written consent of the lender; (13) Change of the enterprise name, legal representative, shareholder, domicile or business scope and other industrial and commercial registration items, Failing to inform the Lender in writing one month before the date of change;.(14) tax evasion (evasion), bankruptcy, dissolution, ordered to suspend business for rectification or the business license revoked (revoked); (15) the guarantor dies, missing or loses civil capacity, and the borrower is unable to provide additional qualified

guarantee; (16) other circumstances that seriously affect the ability to repay debts or lose credit occur.

During the term of this Contract, if the borrower or the guarantor defaults in (1) (2) (5) (8) (12) (12) (XIII) (14) (16), the Lender shall have the right to take any one or more of the following measures,

Including but not limited to: 1. Collect penalty interest and compound interest as required; 2. Stop the loan, declare the loan issued under the borrower to immediately repay all the loan and the corresponding interest, penalty interest and compound interest; 3. Stop payment and deduct from the accounts of the borrower and the guarantor as agreed to repay the loan principal and interest and expenses; 4. require the guarantor to perform joint and several guarantee liability; 5. Terminate the Contract in advance; 6. Other measures permitted by law.

During the term of this Contract, When the borrower or the guarantor occurs above (3) (4) (6) (7) (9) (9) (11) (15) default or risk event, The Lender has the right to require the Borrower to provide new guarantees conforming to the requirements of the Lender, Or take other measures to ensure that the lawful rights and interests of the lender are not infringed, New guarantees not provided by the borrower as required by the lender, Or if the measures taken fail to ensure that the legitimate rights and interests of the lender are not infringed upon, The Lender has the right to take any one or more of the following measures, Including but not limited to: 1. Collect penalty interest and compound interest according to the regulations; 2. Stop making loans,

Announce the loan issued hereunder under the Contract to be due in advance, requiring the borrower to immediately repay all the loan and the corresponding interest, penalty interest and compound interest; 3. Stop paying and deduct the corresponding amount from the account of the borrower and the guarantor to repay the principal and interest of the loan; 4. require the guarantor to perform joint and several liability; 5. Terminate the Contract in advance; 6. other measures permitted by law.

Article 14 Liability for breach of contract:

(1) The borrower breaches the contract and its liability for breach of contract: 1. If the borrower fails to repay the loan principal (including extension) on schedule, the penalty interest shall be calculated and collected at the agreed penalty interest rate of _50% from the date of delay.2. If the loan interest and penalty interest are not paid on time, the compound interest shall be calculated according to the penalty interest rate.3. If the loan is not used as agreed in the contract, the misappropriated loan shall be charged with 100% penalty interest at the agreed interest rate during the misappropriation period.4. The borrower shall repay the loan in advance with the consent of the Lender; The Lender has the right to charge interest from the borrower at the term and interest rate agreed herein, but with the consent of the lender, it may charge interest at the interest rate and the actual days agreed herein.

(2) The Lender's liability for default and its liability for default: If the lender fails to provide loans to the borrower as agreed, it shall pay liquidated damages to the Borrower according to the amount of liquidated damages, overdue penalty interest rate and the number of days of default.

Article 15 performance of the contract: (1) when the lender transfers the loan to the account of the borrower, the lender shall be deemed to have performed the obligation of issuing the loan.(2) If the lender recovers the principal and interest of the due loan or recovers the principal and interest of the loan in advance according to the contract, it may directly stop paying or deduct the corresponding amount from the account of the borrower and the guarantor to repay the principal and interest and expenses of the loan.

Article 16 Use of information: The borrower and the guarantor agree that the lender shall input (inquire and disclose) the relevant information of the borrower and the guarantor into the basic database of the individual (enterprise) credit information of the bank and the relevant information systems of the People's Bank of China or other administrative departments. **In the event of any breach by the borrower or the guarantor under this Contract, the Lender has the right to disclose the breach information according to law according to the breach, or provide the relevant information to the collection agency for the purpose of collection.**

Article 17 Other agreed matters:

[illegible]

Article 18 Dispute Settlement: Any dispute arising from this Contract shall be settled by the parties through negotiation; If the negotiation fails, either party has the right to choose the following dispute resolution methods (call before the option):

The dispute shall be submitted to the people's court where the lender has its domicile for settlement through litigation.

The dispute shall be submitted to the arbitration commission in accordance with the arbitration rules in effect of the committee at the time of the application for arbitration

arbitrate. The arbitral award is final and binding on all of the parties.

Article 19 Other:

(I) The loan IOU is an integral part of the contract and has the same effect as this Contract:

(II) All reasonable expenses incurred in the Contract, such as notarization fees, litigation fees and attorney's agency fees, shall be borne by the borrower

(3) If the debts hereunder have been paid off, but such repayment is confirmed as invalid by the relevant legal documents, the contract shall still be valid.

(IV) Effectiveness of the Contract: This Contract shall come into force on the date of signature, seal or seal by the parties.

(V) The Lender has requested the Borrower and the guarantor to provide a comprehensive and accurate understanding of the terms and the Borrower and the requirements of the guarantor; the Borrower and the guarantor have fully understood the meaning of the terms and the corresponding legal consequences.

(VI) This contract__type__4__Copy, the lender holds two copies, the borrower, the guarantor, ____________ Each One copy, with the same

borrower: borrower legal Representative (Responsible person (signature (Or generation Li people)	lender: provide a loan human being: Zhejiang Lin'an Rural Commercial Bank Co., Ltd be responsible for Person: (signature or seal) Li (Or generation
bail: pledge legal Representative (Or agent): (Signature	human being

time of contract: 2024年 2月 27日